UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 4, 2006
(Date of Earliest Event Reported)
West Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-21771 (Commission File Number)	47-0777362 (I.R.S. Employer Identification No.)
11808 Miracle Hills Drive, Omaha, Nebraska 68154
(Address of principal executive offices)
Registrant’s telephone number, including area code: (402) 963-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On April 4, 2006, West Corporation (the “Company”) completed its previously announced acquisition of all of the outstanding shares of Intrado Inc. ( “Intrado”) pursuant to the Agreement and Plan of Merger, dated as of January 29, 2006 (the “Merger Agreement”), by and among the Company, West International Corp., a wholly owned subsidiary of the Company, and Intrado. The purchase price and estimated transaction costs are approximately $490 million in cash. The Company funded the acquisition with a combination of cash on hand, a portion of Intrado’s cash on hand and borrowings under its bank credit facility.
There are no material relationships between (i) Intrado and (ii) the Company or its affiliates.
The Merger Agreement is incorporated herein by reference to Exhibit 2.1 hereof.
A copy of the press release reporting the closing of the acquisition is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

The required financial statements of Intrado will be filed by an amendment to this Form 8-K within the time periods required by such Form.

(b)	Pro Forma Financial Information.

The required pro forma financial statements will be filed by an amendment to this Form 8-K within the time periods required by such Form.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Merger Agreement (incorporated by reference to Exhibit 2.06 to Form 10-K filed February 24, 2006).

99.1	Press release issued by West Corporation and Intrado, Inc., dated April 4, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION
Dated: April 7, 2006	By:	/s/ Thomas B. Barker
Thomas B. Barker
Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Merger Agreement (incorporated by reference to Exhibit 2.06 to Form 10-K filed February 24, 2006).

99.1	Press release issued by West Corporation and Intrado Inc., dated April 4, 2006.